Exhibit 5.1

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HONG KONG HOUSTON LONDON	MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

January 11, 2021

Dream Finders Homes, Inc.
14701 Philips Highway
Suite 300
Jacksonville, Florida 32256

Ladies and Gentlemen:

We have acted as counsel for Dream Finders Homes, Inc., a Delaware corporation (“Dream Finders”), in connection with the proposed offer and sale (the “Offering”) by Dream Finders of up to 9,600,000 shares of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), including up to 1,440,000 shares of Class A Common Stock issuable upon exercise by the underwriters of an option to purchase additional shares of Class A Common Stock, pursuant to a prospectus (the “Prospectus”) forming a part of a registration statement on Form S-1 (File No. 333-251612) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), as described in the Registration Statement. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

The term “Class A Common Stock” shall include any additional shares of Class A common stock of the Company registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinion hereinafter expressed, we have examined (i) the form of underwriting agreement filed as an exhibit to the Registration Statement, (ii) the form of Amended and Restated Certificate of Incorporation of Dream Finders, filed as an exhibit to the Registration Statement, (iii) the form of Amended and Restated Bylaws of Dream Finders, filed as an exhibit to the Registration Statement, (iv) the form of Agreement and Plan of Merger relating to the Corporate Reorganization (as defined in the Prospectus), filed as an exhibit to the Registration Statement, (v) originals, or copies certified or otherwise identified, of the corporate records of Dream Finders and Dream Finders Holdings LLC, a Florida limited liability company and affiliate of Dream Finders (“DFH LLC”), (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of Dream Finders and DFH LLC, (vii) the Registration Statement and the Prospectus and (viii) statutes and other instruments and documents as we have deemed necessary or advisable for purposes of this opinion letter.

 In connection with the opinion hereinafter expressed, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Dream Finders, in the forms filed as exhibits to the Registration Statement, will have become effective; (iii) all Class A Common Stock will be issued and sold in the manner stated in the Registration Statement and the Prospectus; (iv) the Corporate Reorganization will have been consummated in the manner described in the Registration Statement and the Prospectus; (v) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of shares of Class A Common Stock offered in the Offering will have been duly authorized and validly executed and delivered by Dream Finders and the other parties thereto; and (vi) the certificates, if any, for the Class A Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class A Common Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of Dream Finders in accordance with the provisions of the governing documents of Dream Finders.

Dream Finders Homes, Inc.	~ 2 ~	January 11, 2021

In addition, in giving the opinion hereinafter expressed, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of Dream Finders and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

Based upon and subject to the foregoing, we are of the opinion that when such Class A Common Stock has been issued and delivered in accordance with the terms of a definitive underwriting agreement approved by the Board of Directors of Dream Finders upon payment of the consideration therefor provided for therein, such Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

Dream Finders Homes, Inc.	~ 3 ~	January 11, 2021

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.